As filed with the U.S. Securities and Exchange Commission on September 9, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                    DMI, Inc.
- --------------------------------------------------------------------------------
             (Exact name of Registrant as specified in Its Charter)


            Colorado                                        95-3500183
- --------------------------------------------------------------------------------
  (State or other jurisdiction of                         (IRS Employer
   Incorporation or Organization)                       Identification No.)


                2501 W. Fifth Street, Santa Ana, California 92703
- --------------------------------------------------------------------------------
          (Address of Principal Executive Offices, including ZIP Code)


                   Consulting Agreements with Daniel Luciano,
              Richard E. Stahl, William Hayde, and Richard O. Weed
- --------------------------------------------------------------------------------
                            (Full title of the plan)


        Duncan MacDonald, Chief Financial Officer, 2501 W. Fifth Street,
                          Santa Ana, California 92703
- --------------------------------------------------------------------------------
                     (Name and address of agent for service)


                                 (714) 571-1900
- --------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------


                                                       PROPOSED             PROPOSED
  TITLE OF SECURITIES      AMOUNT OF SHARES        MAXIMUM OFFERING     MAXIMUM AGGREGATE        AMOUNT OF
   TO BE REGISTERED        TO BE REGISTERED       PRICE PER SHARE(1)    OFFERING PRICE(1)    REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------------
no par value
common stock                    38,000                  $0.10                  $3,800                $1.15
- -------------------------------------------------------------------------------------------------------------
no par value
common stock                    697,508                 $0.10                 $69,751               $21.14
- -------------------------------------------------------------------------------------------------------------
no par value
common stock                    697,508                 $0.10                 $69,751               $21.14
- -------------------------------------------------------------------------------------------------------------
no par value
common stock                    350,000                 $0.10                 $35,000               $10.61
- -------------------------------------------------------------------------------------------------------------
TOTALS                         1,783,016                 N/A                  $178,302              $54.04
- -------------------------------------------------------------------------------------------------------------



Total Number of Pages: 36
Exhibit Index on Page No.: 14

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is calculated on the basis of either (a) the average of the high and low prices per share of the Common Stock as of a date within five business days prior to the filing of this Registration Statement.

FRONT OF REGISTRATION STATEMENT AND OUTSIDE FRONT COVER OF PROSPECTUS

                               REOFFER PROSPECTUS

                                    DMI, INC.
                2501 W. Fifth Street, Santa Ana, California 92703

                        1,783,016 SHARES OF COMMON STOCK

         This Prospectus relates to the offer and sale by certain Selling Security Holders of DMI, Inc., a Colorado corporation (the "Company"), of shares of the Company's no par value common stock (the "Common Stock"). The Common Stock offered by the Selling Security Holders was issued to certain consultants (collectively the "Consultants") pursuant to agreements entered into between the Company and the Consultants. The Company is registering, on behalf of the Selling Security Holders, 1,783,016 shares of Common Stock.

         THE RISK FACTORS SECTION OF THIS PROSPECTUS IS FOUND ON PAGE 6.

         The Common Stock is listed on the OTC bulletin board under the symbol "DMIN".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                       UNDERWRITING DISCOUNTS AND     PROCEEDS TO ISSUER OR
     PER UNIT TOTAL             PRICE TO PUBLIC                COMMISSIONS                 OTHER PERSONS
     --------------             ---------------        --------------------------     ---------------------
       Per Share                 Market Price                      -0-                     Market Price


THE PURCHASE OF THESE SHARES INVOLVES A HIGH DEGREE OF RISK. PRIOR TO PURCHASE EACH PROSPECTIVE INVESTOR SHOULD CONSIDER VERY CAREFULLY THE INFORMATION PRESENTED UNDER THE CAPTION RISK FACTORS AS WELL AS THE OTHER INFORMATION SET FORTH HEREIN.

                The date of this Prospectus is September 9, 1997.

INSIDE FRONT AND OUTSIDE BACK COVER PAGES OF PROSPECTUS

         This Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by the reference thereto.

         A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: DMI, Inc. 2501 W. Fifth Street, Santa Ana, California 92703, Telephone (714) 571-1900.

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549. Copies may be obtained at the prescribed rates. In addition, the Common Stock is quoted on the automated quotation system maintained by the National Association of Securities Dealers, Inc. ("NASD"); thus, copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K. Street, N.W. Washington, D.C. 20549.

         No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

         Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of the Company since the date hereof.

TABLE OF CONTENTS

FRONT OF REGISTRATION STATEMENT AND OUTSIDE FRONT COVER OF PROSPECTUS.............................................3

INSIDE FRONT AND OUTSIDE BACK COVER PAGES OF PROSPECTUS...........................................................4

PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS.......................................................6

SUMMARY INFORMATION AND RISK FACTORS..............................................................................6

THE COMPANY.......................................................................................................6

RISK FACTORS......................................................................................................6

USE OF PROCEEDS...................................................................................................6

DETERMINATION OF OFFERING PRICE...................................................................................6

DILUTION..........................................................................................................6

SELLING SECURITY HOLDERS..........................................................................................7

PLAN OF DISTRIBUTION..............................................................................................7

DESCRIPTION OF THE SECURITIES TO BE REGISTERED....................................................................8

INTERESTS OF NAMED EXPERTS AND COUNSEL............................................................................8

MATERIAL CHANGES..................................................................................................8

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.................................................................8

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES...............................9

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT........................................................9

INCORPORATION OF DOCUMENTS BY REFERENCE...........................................................................9

DESCRIPTION OF SECURITIES.........................................................................................9

INTERESTS OF NAMED EXPERTS AND COUNSEL...........................................................................10

INDEMNIFICATION OF DIRECTORS AND OFFICERS........................................................................10

EXEMPTION FROM REGISTRATION CLAIMED..............................................................................11

EXHIBITS.........................................................................................................11

UNDERTAKINGS.....................................................................................................11

SIGNATURES.......................................................................................................13

EXHIBIT INDEX....................................................................................................14

PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
SUMMARY INFORMATION AND RISK FACTORS
THE COMPANY

         The Company has its principal executive offices at: 2501 W. Fifth Street, Santa Ana, California 92703, Telephone (714) 571-1900.

RISK FACTORS

         The Company has not had any profit from operations in the last 3 fiscal years.

         The Company has a poor financial position.

         The Company has minimal revenue from operations.

         The Company recently acquired a new operating subsidiary that has a history of operating losses and a poor financial condition.

         The securities offered are speculative and involve a high degree of risk.

USE OF PROCEEDS

         The Company will not receive any of the proceeds from this offering.

DETERMINATION OF OFFERING PRICE

         The Selling Security Holders have indicated that they intend to sell the securities covered by this Registration Statement and Prospectus from time to time at prevailing market prices.

DILUTION

         Not applicable.

SELLING SECURITY HOLDERS


NAME OF EACH SELLING          THE POSITION, OFFICE, OR   THE AMOUNT OF EACH    THE AMOUNT    THE AMOUNT AND (IF ONE
SECURITY HOLDER               OTHER MATERIAL             CLASS OF SECURITIES   TO BE         PERCENT OR MORE) THE
                              RELATIONSHIP WHICH THE     OWNED BY SUCH         OFFERED FOR   PERCENTAGE OF THE
                              SELLING SECURITY HOLDER    SELLING SECURITY      THE SECURITY  CLASS TO BE OWNED BY
                              HAS HAD WITHIN THE PAST    HOLDER BEFORE THE     HOLDER'S      SUCH SECURITY HOLDER
                              THREE YEARS WITH THE       OFFERING              ACCOUNT       AFTER THE OFFERING IS
                              COMPANY OR ANY OF ITS                                          COMPLETE
                              PREDECESSORS OR
                              AFFILIATES, IF ANY
- ---------------------------------------------------------------------------------------------------------------------
Daniel Luciano                                    Lawyer        38,000            38,000               ---
Richard E. Stahl                        Public Relations       1,300,000          697,508            602,492
William Hayde                           Public Relations       1,000,000          697,508            302,492
Richard O. Weed                                   Lawyer        350,000           350,000             ----

- ---------------------------------------------------------------------------------------------------------------------

PLAN OF DISTRIBUTION

         The Company has been advised by the Selling Security Holders that they may offer the Shares for sale at any time or from time to time. Such sales may be made in the over-the-counter market, or in privately negotiated transactions. Sales of shares in the over-the-counter market may be by means of one or more of the following: (a) a block trade in which a broker or dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a dealer as principal and resale by such dealer for its account pursuant to this prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Security Holders may arrange for other brokers or dealers to participate.

         The Selling Security Holders have advised the Company that they have made no agreement or arrangements with any underwriters, brokers or dealers regarding the resale of the shares prior to the date of this Prospectus. Shares may be sold from time to time to purchasers directly by any of the Selling Security Holders. Alternatively, subject to the overriding requirements of Rule 144, if applicable, the Selling Security Holders may from time to time offer the shares through underwriters, dealers or agents, who may receive compensation in the form of discounts and commissions. Such compensation, which may be in excess of ordinary brokerage commissions, may be paid by the Selling Security Holders and/or the purchasers of the shares for whom such underwriters, dealers or agents may act. The Selling Security Holders and any dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" as defined in the 1933 Act and any profit on the sale of the shares by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the 1933 Act.

         Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The Company will pay all of the expenses incident to the offering and sale of the shares to the public other than commissions and discounts of underwriters, dealers or agents, if any.

         If the Company is notified by the Selling Security Holders that any material arrangement has been entered into with an underwriter for the sale of shares a supplemental prospectus will be filed, if required, disclosing such of the following information as the Company believes appropriate; (i) the name of the participating underwriter; (ii) the number of shares involved; (iii) the price at which such shares are sold; (iv) the commissions paid or discounts or concessions allowed to such underwriter; and (v) other facts material to the transaction.

DESCRIPTION OF THE SECURITIES TO BE REGISTERED

         No description of the class of securities (i.e. the no par value Common Stock) is required under this item because the Common Stock is registered under
Section 12 of the Exchange Act.

INTERESTS OF NAMED EXPERTS AND COUNSEL

         The financial statements for the year ended December 31, 1996, incorporated by reference in this prospectus, have been audited by Haskell & White LLP, independent certified public accountants, to the extent set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

         The financial statements for the year ended December 31, 1995, incorporated by reference in this prospectus, have been audited by Coopers & Lybrand, L.L.P., independent certified public accountants, to the extent set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

MATERIAL CHANGES

         None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Company hereby incorporates by reference (i) its annual report on Form 10-KSB for the year ended December 31, 1996, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (or 10-QSB) filed under the Securities or Exchange Act subsequent to any filed Form 10K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and the Company's Form 8-A filings, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the

Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

         A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: DMI, Inc. 2501 W. Fifth Street, Santa Ana, California 92703, Telephone (714) 571-1900.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF DOCUMENTS BY REFERENCE

         Registrant hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

             (a) Registrant's latest Annual Report, whether filed pursuant to
         Section 13(a) or 15(d) of the Exchange Act;

             (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by annual report referred to in (a), above; and

             (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

DESCRIPTION OF SECURITIES

         No description of the class of securities (i.e. the no par value Common Stock) is required under this item because the Common Stock is registered under
Section 12 of the Exchange Act.

INTERESTS OF NAMED EXPERTS AND COUNSEL

         The financial statements for the year ended December 31, 1996, incorporated by reference in this prospectus, have been audited by Haskell & White LLP, independent certified public accountants, to the extent set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

         The financial statements for the year ended December 31, 1995, incorporated by reference in this prospectus, have been audited by Coopers & Lybrand, L.L.P., independent certified public accountants, to the extent set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Colorado Corporation Code ("Code") provides that an officer and director of the Company shall not be held personally liable for any injury to any person or property arising out of a tort committed by an employee of the Company unless the officer and director was personally involved in the situation giving rise to the litigation or unless the officer or director committed a criminal offense. This section of the Code does not restrict other common law protection and rights the officer or director may have. The Code further provides that company may eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages resulting from a breach of fiduciary responsibility as a director.

         Article VI of the By Laws of the Company provides as follows:

         Each Director and Officer of this Corporation, and each person who shall serve at its request as a Director or Officer of another corporation in which this corporation owns shares or capital stock or of which it is a creditor' whether or not then in office. and his personal representatives' shall he indemnified by the Corporation against all costs and expenses actually and necessarily incurred by him in connection with the defense of any action suit or proceeding in which he may be involved or to which he may be a party by reason of his being or having been such Officer or Director. except in relation to matters as to which he shall be finally adjudged in such action suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such costs and expenses shall include amounts reasonably paid in settlement for (he purposes of curtailing costs of litigation but only if the Corporation is advised in writing by its counsel that in his opinion the person indemnified did not commit such negligence or misconduct. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled to as a matter of' law or by agreement."

EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

EXHIBITS

             (A) The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:


EXHIBIT NO.       TITLE
- -----------       -----
10.A.             Engagement for Legal Services between Daniel H. Luciano and the Company
10.B.             Consulting Agreement between the Company and Richard E. Stahl
10.C.             Consulting Agreement between the Company and William Hayde
10.D.             Fee Agreement with Richard O. Weed
24.1              Consent of Haskell & White LLP
24.2              Consent of Coopers & Lybrand, L.L.P.


UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

             (I) include any prospectus required by Section 10 (a) (3) of the Securities Act;

             (II) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

            (III) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraph is incorporated by reference from period reports filed by the registrant small business issuer under the Exchange Act.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14e-3 under the Securities Exchange Act of 1934; and, where interim financial information require to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Santa Ana, State of California on the 4th day of September, 1997.

                                            DMI, INC.
                                            (Registrant)



                                            By: /s/ DUNCAN MACDONALD
                                                --------------------------------
                                                Name: Duncan MacDonald
                                                Title: Chief Financial Offier


         Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:


         Signatures                  Title                    Date
         ----------                  -----                    ----

         /s/ DUNCAN MACDONALD
         -----------------------     Chief Financial Offier   September 9, 1997
         Duncan MacDonald            and Director


         /s/ ELVIN A. ROSE
         -----------------------     Director                 September 9, 1997
         Elvin A. Rose

EXHIBIT INDEX

         The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:



EXHIBIT NUMBER IN
REGISTRATION                                                                            NUMBERED
STATEMENT               DESCRIPTION                                                       PAGE
- ---------               -----------                                                       ----

10.1 Engagement for Legal Services between Daniel H. Luciano and the Company

10.2                    Consulting Agreement between the Company and Richard E. Stahl

10.3                    Consulting Agreement between the Company and William Hayde

10.4                    Fee Agreement with Richard O. Weed

24.1                    Consent of Haskell & White LLP

24.2                    Consent of Coopers & Lybrand, L.L.P.
